Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

INNOVATE Corp.
New York, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-248695, No. 333-217274, No. 333-213107, No. 333-207266, and No. 333-207470) and Form S-8 (No. 333-224657, No. 333-218835, and No. 333-198727) of INNOVATE Corp. and subsidiaries of our reports dated March 14, 2023, relating to the consolidated financial statements and the effectiveness of INNOVATE Corp. and subsidiaries’ internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, NY
March 14, 2023